FIRST AMENDMENT TO
                           THIRD AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          Dated as of February 22, 1999

         This FIRST AMENDMENT dated as of February 22, 1999 (this "First Amendment") is among OUTSOURCE INTERNATIONAL, INC. (the "Borrower"), each of the Banks party to the Credit Agreement hereinafter referred to (individually a "Bank" and collectively with any successors or permitted assigns, the "Banks") and BANKBOSTON, N.A., as agent for the Banks (in its capacity as such, the "Agent").

         The Borrower, BankBoston, N.A., Comerica Bank, LaSalle National Bank and the Agent entered into a Credit Agreement dated as of February 21, 1997, which Credit Agreement was (i) amended and restated as of March 18, 1997, (ii) further amended as of September 4, 1997, (iii) amended and restated as of November 26, 1997 to provide for, among other things, the addition of State Street Bank and Trust Company, SunTrust Bank, South Florida, National Association, and The Sumitomo Bank, Limited as Banks, (iv) further amended as of December 30, 1997, (v) further amended as of January 30, 1998, (vi) further amended as of March 18, 1998, and (vii) amended and restated as of July 27, 1998 to provide for, among other things, the addition of Fleet National Bank as a Bank to replace State Street Bank and Trust Company and The Sumitomo Bank, Limited (as so amended and restated, the "Credit Agreement"). The parties now wish to amend further the Credit Agreement to provide for certain changes to the Financial Condition Covenants set forth in Section 7.1 thereof and to make certain changes in the Applicable Margin, the Commitment Fee and the Letter of Credit Rate.

         NOW, THEREFORE, the Borrower, the Banks and the Agent agree as follows:

         Section 1. Amendments to the Credit Agreement. Effective as of the effective date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:

                  (a) The definition of "Pricing Grid" set forth in Section 1.1 of the Credit Agreement shall be, and hereby is, amended by deleting such definition in its entirety and substituting in lieu thereof the following:

                      "Pricing Grid": the Applicable Margin, the Commitment Fee and the Letter of Credit Rate will be determined quarterly for the period of four (4) consecutive fiscal quarters ending on each FQED and will be as set forth in the following Pricing Grid:




                        Consolidated          Applicable
                      Indebtedness to         Margin for           Applicable
                        Consolidated        Alternate Base         Margin for        Commitment Fee    Letter of Credit
                        EBITDA Ratio          Rate Loans        Eurodollar Loans         Fee                 Rate
                      ---------------       --------------      ----------------     --------------    ----------------
             Level    (more than) 3.75          0.750%              2.750%               0.50%              1.875%
             ------
    1                 to 1
    ---------------- -------------------    --------------     -----------------     --------------    ----------------
             Level    3.01-3.75 to 1            0.25%               2.250%               0.375%              1.500%
             ------
    2
    ---------------- -------------------    --------------     -----------------     --------------    ----------------
             Level    2.25-3.00 to 1            0.00%               1.875%               0.375%              1.125%
             ------
    3
    ---------------- -------------------    --------------     -----------------     --------------    ----------------
             Level    1.50-2.24 to 1            0.00%               1.500%               0.250%              1.000%
             -----
    4
    ---------------- -------------------    --------------    ------------------     --------------    ----------------
             Level    (less than) 1.50 to 1     0.00%               1.250%               0.250%              0.750%
             ------
    5
    ---------------- -------------------    --------------    ------------------     --------------    ----------------




Except as described in the next paragraph, pricing will be adjusted based on the Borrower's performance relative to the above grid, effective on the first day of the immediately following fiscal quarter. The Borrower's Consolidated Indebtedness to Consolidated EBITDA Ratio must have changed from a given Level for at least two (2) consecutive quarters before pricing will be adjusted up or down (other than an adjustment arising from the issuance by the Borrower of publicly traded common stock). In the event that the Borrower's Consolidated Indebtedness to Consolidated EBITDA Ratio changes Levels twice in two consecutive quarters (e.g., from Level 2 to Level 3 in one quarter, and from Level 3 to Level 4 in the next quarter), pricing shall adjust to the less beneficial (from the Borrower's point of view) of the two Levels attained during such two consecutive quarters.

The Applicable Margin, the Commitment Fee and the Letter of Credit Rate shall remain at Level 1 for the period beginning January 1, 1999 and ending upon the Agent's receipt of the Borrower's financial statements for the fiscal quarter ended June 30, 1999 pursuant to Section 6.1(b), at which time pricing shall adjust, effective on the first day of the immediately following fiscal quarter, based on the Borrower's performance relative to the above grid.

                  (b) The following definitions of "Senior Consolidated Indebtedness" and "Senior Consolidated Indebtedness to Consolidated EBITDA Ratio" shall be, and hereby are, added to Section 1.1 of the Credit Agreement between the definitions of "Security Documents" and "Senior Subordinated Notes":

                      "Senior Consolidated Indebtedness": at any particular date, with respect to the Borrower and its Subsidiaries, Consolidated Indebtedness less the face amount of all Subordinated Indebtedness.

                      "Senior Consolidated Indebtedness to Consolidated EBITDA Ratio": at the end of any month, the ratio of (a) Senior Consolidated Indebtedness on such date to (b) Consolidated EBITDA for the immediately preceding twelve (12) months (ending on such date). Note: For purposes of
Section 7.1(e) only (i.e. not for pricing under the Pricing Grid), the Borrower may add for such twelve (12) months (i) Consolidated EBITDA of any entity acquired in a Permitted Acquisition or identified in Note 1 to the Unaudited Pro Forma Consolidated Financial Information contained in the Prospectus, plus any compensation paid by such entity to any shareholder of such entity during such period to the extent such shareholder is not continuing to receive compensation or consulting or similar fees from the Borrower or any of its Subsidiaries subsequent to the acquisition and (ii) any verifiable non-recurring expenses approved by the Required Banks.

                  (c) Subsection 7.1(a) ("Maximum Consolidated Indebtedness to Consolidated EBITDA Ratio") of the Credit Agreement shall be, and hereby is, amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

                  (a) Maximum Consolidated Indebtedness to Consolidated EBITDA Ratio. Permit, as of the end of any month during each of the periods set forth below, the Consolidated Indebtedness to Consolidated EBITDA Ratio to be greater than the amount set forth below opposite such period:




            ----------------------------------------------- --------------------------------------------
                                                             Consolidated Indebtedness to Consolidated
                                Period                                     EBITDA Ratio
            ----------------------------------------------- --------------------------------------------

             During the period beginning on April 1, 1998                    3.75 to 1
                   and ending on September 30, 1998
            ----------------------------------------------- --------------------------------------------
              During the period beginning on October 1,
                1998 and ending on September 30, 1999                        4.0 to 1
            ----------------------------------------------- --------------------------------------------
              During the period beginning on October 1,                      3.75 to 1
                         1999 and thereafter
            ----------------------------------------------- --------------------------------------------


                  (d) Subsection 7.1(b) ("Minimum Consolidated EBITDA to Consolidated Interest Expense Ratio") of the Credit Agreement shall be, and hereby is, amended by deleting such subsection in its entirety and substituting in lieu thereof the following:

                  (b) Minimum Consolidated EBITDA to Consolidated Interest Expense Ratio. Permit, as of the end of any month during each of the periods set forth below, the Consolidated EBITDA to Consolidated Interest Expense Ratio to be less than the amount set forth below opposite such period:




            ----------------------------------------------- --------------------------------------------
                                                                Consolidated EBITDA to Consolidated
                                Period                                Interest Expense Ratio
            ----------------------------------------------- --------------------------------------------
             During the period beginning on April 1, 1998                    2.5 to 1
                     and ending on June 30, 1998
            ----------------------------------------------- --------------------------------------------
             During the period beginning on July 1, 1998
                   and ending on September 30, 1998                          3.5 to 1
            ----------------------------------------------- --------------------------------------------
              During the period beginning on October 1,
                1998 and ending on September 30, 1999                       2.75 to 1
            ----------------------------------------------- --------------------------------------------
              During the period beginning on October 1,                      3.0 to 1
                         1999 and thereafter
            ----------------------------------------------- --------------------------------------------




                  (e) The Credit Agreement shall be, and hereby is, amended by adding the following Subsection 7.1(e) ("Maximum Senior Consolidated Indebtedness to Consolidated EBITDA Ratio"):

                  (e) Maximum Senior Consolidated Indebtedness to Consolidated EBITDA Ratio. Permit, as of the end of any month, the Maximum Senior Consolidated Indebtedness to Consolidated EBITDA Ratio to be greater than 3.50 to 1.

                  (f) Schedule A ("Commitments; Addresses") to the Credit Agreement shall be, and hereby is, amended by deleting the contact information for SunTrust Bank, South Florida, National Association and substituting in lieu thereof the following:

                           Attention: Thomas Conroy
                           Phone:           954-765-7151
                           Telecopy No.:    954-765-7240

         Section 2. Conditions of Effectiveness. This First Amendment shall become effective when, and only when, the Agent shall have received a counterpart of this First Amendment executed by the Borrower and the Required Banks and an amendment fee in the amount of $212,500.

         Section 3. Representations and Warranties of the Borrower. The Borrower represents as follows:

         (a) The execution, delivery and performance by the Borrower of this First Amendment have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrower's shareholders; (ii) violate any provisions of the charter or by-laws of the Borrower or any of its Subsidiaries; (iii) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to and binding upon the Borrower or any if its Subsidiaries, except where such violation or failure to file could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Borrower or such Subsidiaries or the ability of the Borrower to perform its obligations with respect to this First Amendment or the Credit Agreement, as amended; or (iv) result in a breach of, cause a lien to arise under, or constitute a default or require any consent under, any indenture or loan or credit agreement or any other agreement of the Borrower or its Subsidiaries, except where such breach, default or failure to obtain consent or approval would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Borrower or its Subsidiaries or the ability of the Borrower to perform its obligations with respect to this First Amendment or the Credit Agreement, as amended.

         (b) This First Amendment and the Credit Agreement, as amended, constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principles of equity.

         (c) The representations and warranties contained in Section 4 of the Credit Agreement are true, correct and complete in all material respects on and as of the date of such certificate as though made on and as of such date except those that by their terms specifically relate only to another date.

         (d) No Event of Default or Default has occurred and is continuing or would result from the execution and delivery of this First Amendment or the transactions contemplated hereby.

         (e) There has been no material adverse change in the condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform its obligations with respect to the Credit Agreement as amended by this First Amendment since the date of the last financial statements furnished to the Bank.

         Section 4. Reference to and Effect on the Credit Agreement.

         (a) Upon the effectiveness of this First Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

         (b) Except as specifically amended above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

         (c) The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Banks under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

         Section 5. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent and Banks in connection with the preparation, execution and delivery of this First Amendment and any other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and Banks with respect thereto and with respect to advising the Agent and the Banks as to their rights and responsibilities hereunder and thereunder, together with any unpaid fees and out-of-pocket expenses of such counsel relating to prior amendments to the Credit Agreement. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this First Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Agent and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         Section 6. Execution in Counterparts. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         Section 7. Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

         Section 8. Defined Terms. Capitalized terms used herein which are not expressly defined herein shall have the meanings ascribed to them in the Credit Agreement.


                   Remainder of Page Intentionally Left Blank

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                     OUTSOURCE INTERNATIONAL, INC.



                                     By: /s/ Scott R. Francis
                                         --------------------
                                         Name: Scott R. Francis
                                         Title: Chief Financial Officer


                                      BANKBOSTON, N.A.
                                      As a Bank and as the Agent



                                      By: /s/ Scott S. Barnett
                                          --------------------
                                          Name: Scott S. Barnett
                                          Title:   Director


                                       COMERICA BANK



                                      By: /s/ Martin G. Ellis
                                          -------------------
                                          Name: Martin G. Ellis
                                          Title:   Vice President


                                      LASALLE NATIONAL BANK



                                      By: /s/ John J. McGuire
                                          -------------------
                                          Name: John J. McGuire
                                          Title:   Vice President

                                      SUNTRUST BANK, SOUTH FLORIDA,
                                      NATIONAL ASSOCIATION



                                      By: /s/ Thomas A. Conroy
                                          --------------------
                                          Name: Thomas A. Conroy
                                          Title: Assistant Vice President


                                      FLEET NATIONAL BANK



                                      By: -------------------
                                          Name:
                                          Title: